UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                              --------------------


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 28, 2005


                               DIGIRAD CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                 000-50789                33-0145723
(State or Other Jurisdiction of    (Commission            (I.R.S. Employer
        Incorporation)             File Number)        Identification Number)

                                13950 Stowe Drive
                             Poway, California 92064
               (Address of Principal Executive Offices) (Zip Code)

                                 (858) 726-1600
              (Registrant's telephone number, including area code)


         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

     As discussed below under Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers, on April 28, 2005, the Board of Directors of Digirad Corporation (the "Company") appointed Peter M. Sullivan as Senior Vice President of Operations. In connection with this appointment, the Board of Directors approved terms of an oral employment arrangement with Mr. Sullivan pursuant to which Mr. Sullivan will receive $200,000 in salary and be eligible to receive an annual bonus at the discretion of the Board of Directors based upon meeting certain financial and other performance criteria to be established. In addition, the Company issued Mr. Sullivan options to purchase up to 100,000 shares of common stock pursuant to the Company's 2004 Stock Incentive Plan, which options will vest over a four year period and have a per share exercise price of $5.50. Mr. Sullivan will also be entitled to be reimbursed for reasonable travel and living expenses and for reasonable expenses incurred in connection with any relocation.

     The description of the oral employment arrangement in this current report is qualified in its entirety by reference to the summary of the employment arrangement, or any written agreement that may be subsequently executed to memorialize the agreement, either of which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2005.

Item 2.02.    Results of Operations and Financial Condition.

     On May 2, 2005, the Company issued a press release announcing financial results for the three months ended March 31, 2005. A copy of this press release is attached hereto as Exhibit 99.1. This information and the exhibits hereto are being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     The Board of Directors appointed Peter M. Sullivan as Senior Vice President of Operations on April 28, 2005. Mr. Sullivan has provided consulting services to us since January 2005. Prior to joining us, from June 2001 until January 2005, Mr. Sullivan served as Vice President and General Manager at Asyst Technologies, Inc., a company focused on the semiconductor automation market. From November 1998 until its acquisition by Philips Medical Systems in January 2001, Mr. Sullivan held various positions at ADAC Laboratories, most recently as Vice President of Operations and Field Service. At Philips Medical Systems, Mr. Sullivan held the position of Vice President of Operations and Service. Mr. Sullivan received a B.S in Chemical Engineering Worcester Polytechnic Institute.

     In connection with the appointment of Mr. Sullivan, the Board of Directors approved terms of an oral employment arrangement, the principal terms of which are discussed above under Item 1.01, Entry into a Material Definitive Agreement.

Item 9.01     Financial Statements and Exhibits.

(c)  Exhibits.

    Exhibit No.      Description
    -----------      -----------------------------------------------------------
    99.1             Press release dated May 2, 2005.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  DIGIRAD CORPORATION


May 2, 2005                       By:      /S/ TODD P. CLYDE
                                       -----------------------------------------
                                               Todd P. Clyde
                                           Chief Financial Officer

                                 EXHIBIT INDEX



Exhibit No.       Description
-----------       --------------------------------------------------------------
99.1              Press release dated May 2, 2005.